UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2021

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001 – 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 8.01 Other Events.

On February 19, 2021, we received formal notification from the European Commission (“EC”) that the European Medicines Agency (“EMA”) has designated Ampligen as an Orphan Medicinal Product (“OMP”) for treatment of pancreatic cancer. A copy of an English translation of the OMP designation from the EC is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Medications that have an OMP designation by the EMA, once commercially approved in the European Union (“EU”), receive benefits including up to ten years of protection from market competition from similar medicines with similar active component and indication for use that are not shown to be clinically superior.

OMP designation promotes the clinical development of drugs that target rare life-threatening conditions, and which are expected to provide significant therapeutic advantage over existing treatments. An estimated 466,000 people died of pancreatic cancer worldwide in 2020, according to the World Health Organization. The five-year survival rate is only 5-10 percent.

According to the EMA, sponsors who obtain EMA designation “benefit from protocol assistance, a type of scientific advice specific for designated orphan medicines, and market exclusivity once the medicine is on the market.” Fee reductions are also available depending on circumstances. The EMA has a comprehensive explanation of the benefits of Orphan Drug Designation (ODD) on its website.

The EMA designation follows a similar approval from the U.S. Food and Drug Administration (“FDA”), which also awarded AIM with orphan drug designation status for Ampligen as a treatment for pancreatic cancer.

For more information please see the February 24, 2021 press release, a copy of which is furnished herewith as Exhibit 99.2.

Cautionary Statement

This Current Report on Form 8-K, including Exhibit 99.2, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act (PSLRA) of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the PSLRA. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Orphan Medicinal Production Designation, while beneficial, does not assure commercial approval. The statistical analysis of the Erasmus study referenced in the Exhibit 99.2 was based on comparison of the patient group treated with Ampligen to a historical control group of patients with similar characteristics who were previously treated for pancreatic cancer but who did not receive Ampligen. Because these were not concurrent controls, the assignment to treatment with Ampligen was neither randomized nor blinded to the investigators or the patients. Significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of pancreatic cancer in humans, and no assurance can be given that it will be the case. No assurance can be given as to whether future pancreatic immuno-oncology clinical trials will be successful or yield favorable data, and the trials are subject to many factors, including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. Additionally, we recognize that all cancer centers, like all medical facilities, must make the ongoing COVID-19 pandemic their priority. Therefore, there is the potential for delays in clinical trial enrollment and reporting in ongoing and future studies in cancer patients because of the COVID-19 medical emergency. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	English translation of the OMP designation from the EC.
99.2	February 24, 2021 Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM IMMUNOTECH INC.

February 24, 2021	By:	/s/ Thomas K. Equels
	Name:	Thomas K. Equels
	Title:	Chief Executive Officer